Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607

January 27, 2011

Board of Directors
Nephros, Inc.
41 Grand Avenue
River Edge, New Jersey  07661

Gentlemen:

We have acted as counsel to Nephros, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”) and the prospectus included in the Registration Statement (the “Prospectus”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Act”), for the purpose of registering the following: (i) subscription rights (the “Rights”) to be distributed to holders of record of the shares of common stock, par value $0.001, of the Company (“Common Stock”) as of the record date for the rights offering (the “Rights Offering”); (ii) 175,000,000 shares of Common Stock (the “Shares”) underlying the Rights; (iii) 175,000,000 warrants (the “Warrants”)  underlying the Rights; and  (iv) 161,793,248 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”). This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In rendering this opinion, we have examined: (i) the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended, and the Second Amended and Restated By-Laws of the Company; (ii) certain resolutions of the Board of Directors of the Company evidencing the corporate proceedings taken by the Company with respect to the Rights Offering and to authorize the issuance of the Rights, Shares, Warrants and Warrant Shares;  (iii) the Registration Statement (including all exhibits thereto); and (iv) such other documents as we have deemed appropriate or necessary as a basis for the opinion hereinafter expressed.  In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

This opinion is limited to the Delaware General Corporation Law, including the statutory provisions of the Delaware General Corporate Law and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

In rendering this opinion, we assumed the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies, and the genuineness of all signatures.

Based upon and subject to the foregoing, and such legal considerations as we deem relevant, we are of the opinion that:

1.
When, as, and if the Rights have been issued, all as contemplated by the Prospectus, the Rights will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2.
When, as and if the Shares have been issued and delivered upon due and proper exercise of the Rights in the Rights Offering as contemplated by the Prospectus, the Shares will be validly issued, fully paid and non-assessable.

3.
When, as, and if the Warrants have been issued and delivered upon due and proper exercise of the Rights as contemplated by the Prospectus, the Warrants will be the valid binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

4.
When, as and if the Warrant Shares have been issued and delivered upon due and proper exercise of the Warrants and while the Registration Statement remains effective, the Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ WYRICK ROBBINS YATES & PONTON LLP